UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Frontdoor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38617	82-3871179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway, Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 901 701-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 3, 2024, Frontdoor, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with 2-10 HBW Acquisition, L.P., a Delaware limited partnership (“Seller”) and 2-10 Holdco, Inc., a Delaware corporation (“2-10”), pursuant to which, subject to the terms and conditions thereof, the Company will acquire 100% of the issued and outstanding common stock of 2-10 (the “Transaction”), for aggregate cash consideration of $585 million, subject to certain customary adjustments based on, among other things, the amount of cash, debt, transaction expenses, working capital and regulatory capital in the business of 2-10 as of the closing of the Transaction. Assuming the satisfaction of the conditions set forth in the Purchase Agreement, the Company expects the Transaction to close in 2024.

Conditions to the Transaction

As set forth in the Purchase Agreement, the completion of the Transaction is subject to the satisfaction or waiver of certain conditions, including the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other specified governmental regulatory approvals. Subject to certain exceptions, the Company and 2-10 agree to use their respective reasonable best efforts to obtain required regulatory approvals. In addition, the Purchase Agreement provides that each of the Company’s, Seller’s and 2-10’s obligations to complete the Transaction are subject to certain other conditions, including (a) the accuracy of the representations and warranties of the other parties, subject to certain bring-down standards; (b) material performance of the parties’ obligations under the Purchase Agreement; and (c) with respect to the Company’s obligation to complete the Transaction, the absence of a material adverse effect on 2-10.

Termination; Termination Fee

The Purchase Agreement provides certain customary termination rights for both the Company and Seller and further provides that a termination fee of $30,000,000 will be payable by the Company to Seller in the event the Purchase Agreement is validly terminated in certain circumstances as described in the Purchase Agreement in connection with a failure to receive applicable governmental regulatory approvals.

Other Terms of the Transaction

The Purchase Agreement contains representations and warranties of the parties customary for a transaction of this nature. The Company’s primary recourse with respect to breaches of 2-10’s representations and warranties will be against a customary representations and warranties insurance policy, subject to certain policy limits, exclusions, deductibles and other terms and conditions.

In addition, the Purchase Agreement contains covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Purchase Agreement and the closing of the Transaction, 2-10 has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement. The Purchase Agreement and the above description have been included to provide investors with information regarding the terms of the Transaction. They are not intended to provide any other factual information about 2-10 or any parties to the Purchase Agreement or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purpose of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms of the Transaction, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as statements of factual information.

Item 7.01	Regulation FD Disclosure.

Financing of the Transaction

In connection with the Transaction, the Company has entered into a commitment letter (the “Commitment Letter”), dated as of June 3, 2024, with JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a $575 million senior secured incremental term loan facility (the “Incremental Facility”) under the Company’s existing Credit Agreement, dated as of June 17, 2021, as amended (the “Existing Credit Agreement”), by and among the Company, the lenders party thereto and JPMorgan, N.A., as administrative agent, collateral agent and issuing bank. Funding of the Incremental Facility is contingent on the satisfaction of certain customary conditions, including the execution and delivery of definitive documentation with respect to the Incremental Facility in accordance with the terms set forth in the Commitment Letter. The Company intends to finance all or a portion of the Transaction and related fees and expenses with borrowings under the Incremental Facility and available cash.

On June 4, 2024, the Company issued a press release announcing the Transaction (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Share Purchase Agreement, dated June 3, 2024, by and among Frontdoor, Inc., 2-10 HBW Acquisition, L.P. and 2-10 Holdco, Inc.

99.1	Press Release dated June 4, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the timing of closing of the Transaction, the expected sources of funds to be used for the consideration to be paid in the Transaction, and the nature of the closing conditions for the Transaction. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the Transaction may not be completed, or completed within the expected timeframe; (2) costs relating to the Transaction (including in respect of the financing of the Transaction) may be greater than expected; (3) a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the Transaction; (4) other closing conditions may not be met on a timely basis or at all which may delay or prevent the Transaction or require a waiver of such conditions; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated in the Company’s subsequent reports filed with the Securities and Exchange Commission, and in the Press Release. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2024	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Senior Vice President, Chief Legal Officer and Secretary